Exhibit 3.3

BY-LAW NO. 2

A BY-LAW RELATING TO THE NOMINATION OF DIRECTORS
PROMIS NEUROSCIENCES INC.
(THE “CORPORATION”)

CONTENTS:

1.Interpretation

2. Nomination of Directors

3. Nominations of Directors by Nominating Shareholders

4. Eligibility Requirements for Nominated Candidates

5. Board Discretion

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The Corporation is committed to: (i) facilitating an orderly and efficient annual or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of director nominations and sufficient information with respect to all nominees; (iii) allowing the Corporation and shareholders to evaluate all nominees’ qualifications and suitability as a director of the Corporation; and (iv) allowing shareholders to cast an informed vote.

The purpose of this By-Law No. 2 is to provide shareholders, directors and management of the Corporation with guidance on the nomination of directors.  This By-Law No. 2 is the framework by which the Corporation seeks to fix a deadline by which holders of record of common shares of the Corporation must submit director nominations to the Corporation prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Corporation for the notice to be in proper written form.

It is the position of the Corporation that this By-Law No. 2 is beneficial to shareholders and other stakeholders.  This By-Law No. 2 will be subject to an annual review, and will reflect changes as required by securities regulatory agencies or stock exchanges, or so as to meet industry standards.

1.Interpretation

1.01Conflicts between By-Laws – This By-Law No. 2 amends the Corporation’s existing By-Laws to the extent necessary to give effect to this By-Law No. 2.  In the case of an inconsistency between By-Law No. 2 and the Corporation’s existing By-Laws, the provisions of By-Law No. 2 shall prevail over the inconsistent provisions in the Corporation’s existing By-Laws.

1.02Definitions – In By-Law No. 2, unless the context otherwise requires:

“Act” shall mean the Business Corporations Act (Ontario), and any statute that may be substituted therefore, as from time to time amended.

“Affiliate”, when used to indicate a relationship with a person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

“Applicable Securities Laws” shall mean the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the applicable provinces and territories of Canada.

“Associate”, when used to indicate a relationship with a specified person, shall mean:

(a)any corporation or trust of which such person owns beneficially, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation or trust for the time being outstanding,

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(b)any partner of that person,

(c)any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity,

(d)a spouse of such specified person,

(e)any person of either sex with whom such specified person is living in conjugal relationship outside marriage, or

(f)any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person.

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Corporation or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Corporation or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts.

“Meeting of Shareholders” shall mean such annual shareholders meeting or special meeting at which one or more persons are nominated for election to the board by a Nominating Shareholder.

“Nominating Shareholder” shall mean any person:

(a)who, at the close of business on the date of the giving of the notice provided for below in this By-Law No. 2 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and

(b)who complies with the notice procedures set forth below in this By-Law No. 2.

“owned beneficially”, “owns beneficially”, and “beneficially owns” means, in connection with the ownership of shares in the capital of the Corporation by a person:

(a)any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right

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attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing,

(b)any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing,

(c)any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person owns beneficially pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate, and

(d)any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Corporation or any of its securities.

“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation or its agents under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

2.Nomination of Directors

2.01 Eligibility - Subject only to the Act, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting):

(a)by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

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(c)by any Nominating Shareholder.

3.Nominations of Directors by Nominating Shareholders

3.01Formal Requirements – In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given:

(a)timely notice thereof in proper written form to the chief executive officer of the Corporation at the principal executive offices of the Corporation in accordance with this By-Law No. 2; and

(b)the representation and agreement with respect to each candidate for nomination as required by, and within the time period specified in, section 4.01.

3.02 Timely Notice – To be timely under section 3.01(a), a Nominating Shareholder’s notice to the chief executive officer of the Corporation must be made:

(a)in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 40 days after the date (the ‘‘Notice Date’’) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the tenth (10th) day following the Notice Date; and

(b)in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this section 3.02.

3.03Proper Written Form for Notice – To be in proper written form, a Nominating Shareholder’s notice to the chief executive officer of the Corporation, under section 2.01(a), must set forth

(a)as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(i)the name, age, business address and residence address of the person,

(ii)the principal occupation or employment of the person,

(iii)the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice,

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(iv)a statement as to whether such person would be ‘‘independent’’ of the Corporation (within the meaning of sections 1.4 and 1.5 of National Instrument 52-110 - Audit Committees of the Canadian Securities Administrators, as such provisions may be amended from time to time) if elected as a director at such meeting and the reasons and basis for such determination, and

(v)any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(b)as to the Nominating Shareholder giving the notice:

(i)any information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws, and

(ii)the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the Nominating Shareholder as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice.

4.Eligibility Requirements for Nominated Candidates

4.01Written Consent, Representation of Qualifications and Agreement to Comply – To be eligible to be a candidate for election as a director of the Corporation and to be duly nominated, a candidate must be nominated in the manner prescribed in this By-Law No. 2 and the candidate for nomination, whether nominated by the board or otherwise, must have previously delivered to the chief executive officer of the Corporation at the principal executive offices of the Corporation, not less than 5 days prior to the date of the Meeting of Shareholders, a written consent to act as a director of the Corporation, a representation in form acceptable to the Corporation that the candidate for nomination is not disqualified from acting as a director as provided in the Act, and agreement (in form provided by the Corporation) that such candidate for nomination, if elected as a director of the Corporation will comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership, and insider trading policies and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the chief executive officer of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect).

4.02Effect of Non-Compliance – No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this By-Law No. 2; provided, however, that nothing in this By-Law No. 2 shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairman of the meeting shall have the power and duty to determine whether a

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nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

4.03Delivery of Notice - Notwithstanding any other provision of this By-Law No. 2, notice or any delivery given to the chief executive officer of the Corporation pursuant to this By-Law No. 2 may only be given by personal delivery, facsimile transmission or by email (provided that the chief executive officer of the Corporation has stipulated an email address for purposes of this notice, at such email address as stipulated from time to time), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the chief executive officer at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

4.04No Extension of Notice Period – In  no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described in section 3.03(a) or the delivery of a consent, representation and agreement as described in section 4.01.

5.Board Discretion

5.01Waiver – Notwithstanding the foregoing, the board may in its sole discretion, waive any requirement of this By-Law No. 2.

The foregoing by-law was approved by the directors of the Corporation as of the 22nd day of May, 2023 and was confirmed without variation by shareholders of the Corporation on the 29th day of June, 2023.

Signed “Gail Farfel”

Director – Gail Farfel

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